SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2011 (March 9, 2011)

CAPITOL BANCORP LTD.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-31708 (Commission File No.)	38-2761672 (IRS Employer Identification No.)

Capitol Bancorp Center
200 Washington Square North, Lansing, Michigan 48933
(Address of Principal Executive Offices)  (Zip Code)

517-487-6555
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On February 23, 2011, at a special meeting of the shareholders of Capitol Bancorp Ltd. (“Capitol”), holders of the common stock of Capitol approved a proposal, which was previously approved by the Board of Directors of Capitol, to authorize an increase in the total number of shares of capital stock of Capitol to 1,520,000,000, consisting of (i) 20,000,000 shares of preferred stock, no par value per share and (ii) 1,500,000,000 shares of common stock, no par value per share.

On March 9, 2011, Capitol filed a Certificate of Amendment to the Articles of Incorporation with the Michigan Department of Energy, Labor and Economic Growth, Bureau of Commercial Services.  The Certificate of Amendment increases the total number of shares of capital stock of all classes which Capitol has authority to issue from 70,000,000 to 1,520,000,000 shares, of which 1,500,000,000 shares are classified as common stock and 20,000,000 shares are classified as preferred stock.

A copy of the Certificate of Amendment is attached as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

3.1 Certificate of Amendment to the Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2011	CAPITOL BANCORP LTD. (Registrant) /s/ Cristin K. Reid Cristin K. Reid Corporate President

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INDEX TO EXHIBITS

Exhibit No.                                           Description of Exhibit
      3.1                                                   Certificate of Amendment to the Articles of Incorporation.

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